UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)            December 13, 2005

Digi International Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-17972	41-1532464

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11001 Bren Road East
Minnetonka, Minnesota		55343
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (952) 912-3444
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
     On December 13, 2005, Digi International Inc. (the “Company”) announced revised guidance for the first quarter of fiscal 2006. See the Company’s press release dated December 13, 2005, which is furnished as Exhibit 99.1 and incorporated by reference in this Current Report on Form 8-K.
NON-GAAP FINANCIAL MEASURES
     The press release furnished as Exhibit 99.1 disclosed the Company’s guidance related to earnings per diluted share excluding the impact of share-based compensation expense, which is a non-GAAP measure. The most directly comparable GAAP measure, which is earnings per diluted share, and a reconciliation of the non-GAAP measure to the most directly comparable GAAP financial measure is included below.
Reconciliation of Reported Diluted Earnings per Share Guidance for First Quarter 2006 to
Diluted Earnings per Share for First Quarter 2006, Excluding the Impact of Share-Based Compensation Expense

	Q1 2006 - Revised Range		Q1 2006 - Original Range
	for EPS Guidance		for EPS Guidance
	Low	High	Low	High
Reported diluted earnings per share anticipated for Q1 2006	$0.05	$0.10	$0.10	$0.15
Estimated impact of share-based compensation expense in Q1 2006	0.02	0.02	0.02	0.02

Diluted earnings per share anticipated for Q1 2006, excluding the impact of estimated share-based compensation expense	$0.07	$0.12	$0.12	$0.17

FORWARD-LOOKING STATEMENTS
     The press release furnished as Exhibit 99.1 contained disclosures about certain forward-looking statements contained in the press release. In addition to the disclosures contained therein, the Company also refers readers to the risks, uncertainties and assumptions identified in the Company’s annual report on Form 10-K for the year ended September 30, 2005.
Item 9.01. Financial Statements and Exhibits.
     The following Exhibit is being furnished herewith:
     99.1 Press Release dated December 13, 2005 announcing revised guidance for the first quarter of fiscal 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DIGI INTERNATIONAL INC.
Date: December 13, 2005	By /s/ Subramanian Krishnan
Subramanian Krishnan
Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

No.	Exhibit	Manner of Filing
99.1	Press Release dated December 13, 2005 announcing revised guidance for the first quarter of fiscal 2006.	Filed Electronically

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